Exhibit 99-3

STATEMENT OF SINGLE BOND COVERAGE

In accordance with Rule 17g-1(g)(1)(ii)(c), set forth below is the amount each of the Registrants listed below would have provided and maintained under a single insured bond had it not been named as an insured under a joint Investment Company Blanket Bond.

Registrant	Amount of Bond (in dollars) 4/30/08
Pioneer Bond Fund	1,250,000
Pioneer Diversified High Income Trust	750,000
Pioneer Emerging Markets Fund	1,000,000
Pioneer Equity Income Fund	1,250,000
Pioneer Equity Opportunity Fund	400,000
Pioneer Floating Rate Trust	900,000
Pioneer Fund	2,500,000
Pioneer Fundamental Growth Fund	150,000
Pioneer Growth Shares	50,000
Pioneer High Income Trust	900,000
Pioneer High Yield Fund	2,300,000
Pioneer Ibbotson Asset Allocation Series, a series trust consisting of: Pioneer Ibbotson Aggressive Allocation Fund Pioneer Ibbotson Conservative Allocation Fund Pioneer Ibbotson Growth Allocation Fund Pioneer Ibbotson Moderate Allocation Fund	1,000,000
Pioneer Independence Fund	1,250,000
Pioneer Interest Shares	50,000
Pioneer International Equity Fund	750,000
Pioneer Mid Cap Growth Fund	750,000
Pioneer Mid Cap Value Fund	1,700,000
Pioneer Money Market Trust, a series fund consisting of: Pioneer Cash Reserves Fund	1,000,000
Pioneer Municipal High Income Trust	750,000
Pioneer Municipal High Income Advantage Trust	750,000
Pioneer Protected Principal Trust, a series trust consisting of: Pioneer Protected Principal Plus Fund Pioneer Protected Principal Plus Fund II	450,000
Pioneer Real Estate Shares	600,000
Pioneer Research Fund	600,000
Pioneer Select Growth Fund	100,000

Registrant	Amount of Bond (in dollars) 4/30/08
Pioneer Series Trust I, a series trust consisting of: Pioneer Oak Ridge Large Cap Growth Fund Pioneer Oak Ridge Small Cap Growth Fund	1,250,000
Pioneer Series Trust II, a series trust consisting of: Pioneer Am Pac Growth Fund Pioneer AMT-Free CA Municipal Bond Fund Pioneer AMT -Free Municipal Fund Pioneer Growth Leaders Fund Pioneer Growth Opportunities Fund Pioneer Small and Mid Cap Growth Fund Pioneer Tax Free Money Market Fund	1,250,000
Pioneer Series Trust III, a series trust consisting of: Pioneer Cullen Value Fund	2,300,000
Pioneer Series Trust IV, a series trust consisting of: Pioneer Classic Balanced Fund Pioneer Government Income Fund Pioneer Institutional Money Market Fund Pioneer Treasury Reserves Fund	1,250,000
Pioneer Series Trust V, a series trust consisting of: Pioneer Global Select Equity Fund Pioneer High Income Municipal Fund Pioneer Oak Ridge All Cap Growth Fund Pioneer Research Growth Fund Pioneer Research Value Fund	400,000
Pioneer Series Trust VI, a series trust consisting of: Pioneer Floating Rate Fund	350,000
Pioneer Series Trust VII, a series trust consisting of: Pioneer Global Aggregate Bond Fund Pioneer Global Diversified Equity Fund Pioneer Global High Yield Fund	1,700,000
Pioneer Series Trust VIII, a series trust consisting of : Pioneer International Value Fund	525,000
Pioneer Series Trust IX, a series trust consisting of: Pioneer Europe Select Equity Fund	600,000
Pioneer Short Term Income Fund	600,000
Pioneer Small Cap Value Fund	900,000
Pioneer Strategic Income Fund	1,250,000
Pioneer Municipal and Equity Income Trust	900,000
Pioneer Tax Free Income Fund	900,000
Pioneer Value Fund	1,900,000
Pioneer Variable Contracts Trust, a series trust consisting of:	1,700,000
Pioneer Bond VCT Portfolio
Pioneer Cullen Value VCT Portfolio
Pioneer Emerging Markets VCT Portfolio
Pioneer Equity Income VCT Portfolio

Registrant	Amount of Bond (in dollars) 4/30/08
Pioneer Fund VCT Portfolio
Pioneer Global High Yield VCT Portfolio
Pioneer Growth Opportunities VCT Portfolio
Pioneer Independence VCT Portfolio
Pioneer High Yield VCT Portfolio
Pioneer Ibbotson Aggressive Allocation VCT Portfolio
Pioneer Ibbotson Growth Allocation VCT Portfolio
Pioneer Ibbotson Moderate Allocation VCT Portfolio
Pioneer International Value VCT Portfolio
Pioneer Mid Cap Value VCT Portfolio
Pioneer Money Market VCT Portfolio
Pioneer Oak Ridge Large Cap Growth VCT Portfolio
Pioneer Real Estate Shares VCT Portfolio
Pioneer Small Cap Value VCT Portfolio
Pioneer Strategic Income VCT Portfolio

IN WITNESS WHEREOF, I have hereunto set my hand this 17th day of November 2008.

/s/ Dorothy E. Bourassa
Dorothy E. Bourassa, Secretary